Exhibit 5.02

2017

Board of Directors

Zamalight plc.

Ten Earlsfort Terrace

Dublin 2

Ireland

D02 T380

Zamalight plc - Form S-4 Registration Statement

Dear Sirs

1.	Capacity and Basis

We are acting as Irish co-counsel to Zamalight plc, registered number 602527, a public company limited by shares incorporated under the laws of Ireland, with its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), in connection with the registration statement on Form S-4 (No. [—]) filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) on the date hereof (the “Registration Statement”). We refer in particular to the registration by the Company of up to [—] new ordinary shares of €0.001 par value per share (the “Shares”) pursuant to the Registration Statement (such Shares to be issued in accordance with the Business Combination Agreement (the “Business Combination Agreement”) dated [—] 2017 between, amongst others, the Company, Praxair, Inc. and Linde AG. This Opinion Letter is issued for purposes of the merger (as described in the Registration Statement) and the exchange offer (as described in the Registration Statement) and is based on the assumptions and subject to the reservations and qualifications set out below.

No opinion is expressed in this Opinion Letter (i) with regard to any matter governed by the laws of any jurisdiction other than Ireland, or (ii) as to the taxation consequences of the transactions contemplated by the Registration Statement.

2.	Documents

For the purpose of issuing this Opinion Letter we have reviewed and relied upon each of the following documents (each a “Document” and collectively, the “Documents”):

(a)	a certificate from [ ], an officer of the Company dated the date of this Opinion Letter as to certain matters to be relied on by us (the “Company Certificate”);

(b)	a copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland (the “Companies Act 2014”) on 18 April 2017;

(c)	letter of status from the Irish Companies Registration Office dated 2017;

(d)	the report of searches made against the Company, by Brady & Co. independent law searchers, on our behalf on [ ] in the Irish Companies Registration Office and the Central Office of the High Court, Dublin, (together, the “Searches”);

(e)	a copy of the Constitution of the Company annexed as Appendix I to the Company Certificate (the “Constitution”);

(f)	a copy of the resolutions passed at a meeting of the Board of Directors of the Company (the “Board”) held on [ ] annexed as Appendix II to the Company Certificate; and

(g)	a copy of the Registration Statement, annexed as Appendix III to the Company Certificate; and

(h)	a copy of the Business Combination Agreement, annexed as Appendix IV to the Company Certificate.

3.	Opinions

Based only on our review of the Documents and upon the assumptions listed in Clause 4, and subject to all applicable bankruptcy, insolvency, liquidation, examinership, re-organisation, moratorium and other laws relating to the enforcement of creditors’ rights generally and to the reservations and qualifications set out in Clauses 5 and 6, we express the following opinion:

(a)	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

(b)	the Shares will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof; and

(c)	that on the merger (as described in the Registration Statement) and the exchange offer (as described in the Registration Statement) becoming effective and valid entries in the books and registers of the Company being made, the Shares, when issued by the Company, will be validly issued, fully paid or credited as fully paid and non-assessable (which term, when used herein, means that no further sums are required to be paid by the holders in connection with the issue of the Shares).

4.	Assumptions

For the purpose of issuing this Opinion Letter we have made the following assumptions, without independent verification:

(a)	that the copies of each Document referred to herein as being reviewed by us are true, complete and accurate copies of the originals thereof as in effect on the date hereof without any amendment or modification thereto and that each Document furnished to us in unsigned or unexecuted form will be duly signed or executed (as the case may be) in substantially the same form as that reviewed by us for the purposes of this Opinion Letter;

(b)	the authenticity of all signatures and/or corporate seals on, and the capacity of all individuals who signed, any of the Documents;

(c)	that the Company Certificate fully and accurately states the position as to the matters of fact or opinion referred to therein and that the position as stated therein in relation to any factual matter or opinion pertains as of the date hereof;

(d)

that the copy of minutes of the meeting of the Board annexed to the Company Certificate, as Appendix II thereto, is a true copy and correctly records the proceedings at such meeting and the resolutions approved thereat; that such meeting was quorate and duly convened and held, that those present at such meeting acted bona fide in the interests of the Company throughout, that the provisions contained in the Companies Act 2014 and/or the Company’s articles of association relating to the declaration of the interests of the Directors and the powers of interested Directors to vote were duly observed in passing such resolutions, that all resolutions set out in such copy were duly passed and that no further resolutions of the Board or any committee thereof have been passed, or corporate or other action taken, which would or might alter the effectiveness thereof and that such resolutions will remain in full force and effect, not having been amended or revoked, at the time of allotment of the Shares;

(e)	that the filing of the Registration Statement with the SEC and the transactions contemplated by the Registration Statement will be duly completed in accordance with the Business Combination Agreement and all applicable laws;

(f)	that, to the extent applicable, the provisions of section 1028 of the Companies Act 2014 shall be complied with in full prior to the issue and allotment of the Shares;

(g)	that, in so far as the laws of any other jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with the transactions contemplated by the Registration Statement or the issue of the Shares and that there is no provision of the laws of any jurisdiction (other than Ireland) that would have a bearing on any of the matters opined upon herein and, to the extent that the Company requires any authorisations, consent or approval from any public, administrative or governmental body in any jurisdiction outside of Ireland in relation to the transactions contemplated by the Registration Statement or the issue of the Shares, that it has obtained each such authorisation, consent or approval and has complied, and will continue to comply, with any conditions attaching thereto;

(h)	that no proceedings have been or will be instituted and no injunction has been or will be granted against the Company to restrain it from effecting the transactions contemplated by the Registration Statement or issuing the Shares and that the transactions contemplated by the Registration Statement and/or the issue of the Shares are each not and will not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement, other than where the foregoing is required by Irish Law;

(i)	that the obligations expressed to be assumed by all the parties, other than the Company, pursuant to each Document have been validly assumed and are legal, valid, binding and enforceable obligations of each of them under all applicable laws and that each Document has been duly authorised, executed and delivered by the parties thereto other than the Company;

(j)	that there are no agreements or arrangements in existence or contemplated, between the parties (or any of them) to the Documents which in any way amend, add to or vary the terms or conditions of the Documents or the respective rights and interests of the parties thereto;

(k)	that there are no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in this Opinion Letter;

(l)	that the Company was not induced by fraud, misrepresentation or by any similar circumstance to file the Registration Statement or approve the transactions contemplated by the Registration Statement;

(m)	that no transaction or transactions, involving a direct or indirect transfer or issuance of shares, has or have taken place which should have been notified to the Central Bank of Ireland or any predecessor regulator under applicable legislation, and which was or were not so notified;

(n)	that, as at the time of the issuance of the Shares, the authority of the Company and of the directors of the Company to issue the Shares, as provided for in the Constitution, in any shareholder resolutions and in the Companies Act 2014, will be in full force and effect;

(o)	that prior to the allotment of the Shares, a meeting of the Board and/or an appropriately authorised committee of the Board, being quorate, will be duly convened and the appropriate resolutions providing for and approving the issue of the Shares will be validly passed conditional only on (i) the exchange offer (as described in the Registration Statement) becoming unconditional in accordance with its terms and (ii) the merger (as described in the Registration Statement) becoming effective in accordance with its terms and, in each case, such resolutions will remain in full force and effect, not having been amended or revoked, at the time of allotment of the Shares;

(p)	that at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

(q)	that between the date of this Opinion Letter and the date of allotment of the Shares no shares of the Company will have been allotted, and no rights to subscribe for or to convert any security of the Company into shares of the Company will be granted other than the Shares to be issued by the Company in connection with the transactions contemplated by the Registration Statement;

(r)	that, if searches similar to the Searches were conducted as of the date of this Opinion Letter, the results of such searches would be the same as the Searches; and

(s)	that a prospectus within the meaning of Part 23 of the Companies Act 2014 shall be published in respect of the Shares to be admitted to trading on the regulated market (regulierter Markt) of the Frankfurt Stock Exchange and in the sub-segment thereof with additional post-admission obligations (Prime Standard) (trading in euro).

5.	Reservations and Qualifications

This Opinion Letter is given subject to the following reservations and qualifications:

(a)	the opinions in this Opinion Letter are given solely on the basis of a review of the Documents and the applicable law with regard to the matters specified herein. The opinions are given only in respect of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in effect as of the date of this Opinion Letter and as to the facts and circumstances as stated herein in existence at such date and this Opinion Letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland;

(b)	no opinion is expressed as to the adequacy of the consideration received for the issue of the Shares or as to the taxation consequences of the transactions contemplated by the Registration Statement;

(c)	any term of an agreement may be amended orally by the parties notwithstanding any provision to the contrary in such agreement, and documents may be impliedly amended by later agreements or a course of dealing between the parties thereto, notwithstanding any provision to the contrary therein contained;

(d)	an Irish court has power to stay an action if concurrent proceedings are being brought elsewhere;

(e)	the transactions contemplated by the Registration Statement may not be valid or enforceable under Irish law to the extent that any obligation thereunder is unenforceable on account of illegality, misrepresentation or fraud or is overridden by considerations of public policy;

(f)	we have not verified the accuracy of the Registration Statement (or any documents expressed to be incorporated by reference therein) or that no material facts or matters have been omitted; and

(g)	the Searches did not disclose any law, order, judgment, administrative decree or regulations to which the Company is subject; however, the records held by the High Court, the Sheriff’s Office, the Bankruptcy Office and the Judgments Office may not necessarily be up to date or relevant filings may not have been made and, as a consequence, this may affect the results or accuracy of any searches in those offices.

6.	General

We hereby consent to the inclusion of this Opinion Letter as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act. This Opinion Letter is intended solely for use in connection with the issuance of the Shares subject to the Registration Statement and is not to be relied on for any other purpose.

Save where otherwise specified, a reference in this Opinion Letter to a Clause, is to a Clause of this Opinion Letter.

This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact that occur after the date hereof. This Opinion Letter is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.

Yours faithfully,	Yours faithfully,

WILLIAM FRY	WILLIAM FRY
Solicitors	Solicitors

WF-19399283-6

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